Exhibit 23.1

                               Balch & Bingham LLP
                               Birmingham, Alabama





                                  May 19, 1999

Alabama Power Company
600 North 18th Street
Birmingham, Alabama  35291

Ladies and Gentlemen:

         We hereby consent to the reference to our firm under the caption "Experts" in the Prospectus Supplement of Alabama Power Company (the "Company") dated May 19, 1999, relating to $200,000,000 aggregate principal amount of Series J 6.75% Senior Notes due June 30, 2039, and to the filing hereof with the Securities and Exchange Commission as an exhibit to the Company's Current Report on Form 8-K dated May 19, 1999.

                                Very truly yours,

                             /s/Balch & Bingham LLP